UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2015
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

950 De Guigne Drive
Sunnyvale, California 94085
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.
On August 20, 2015, Telenav, Inc. (the “Company”) determined to extend the deadline pursuant to the Company’s bylaws for stockholders to nominate directors for consideration at the 2015 Annual Meeting of Stockholders. The Company expects the meeting to be held November 19th, 2015.
As a result, the Company is extending the deadline to propose nominations to the Company’s board of directors to be included in the Company’s proxy materials or by the stockholder’s own proxy materials to September 21, 2015.
Nomination of director candidates
A stockholder may propose director candidates for consideration by the Company’s board of directors. Any such recommendations should include the nominee’s name and qualifications for membership on the Company’s board of directors, and should be directed to the Company’s Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the Company’s Director Candidates Nomination Policy on the corporate governance section of the Company’s website at http://investor.telenav.com/documentdisplay.cfm?DocumentID=6643.
To nominate a director, a stockholder must provide the information required by the Company’s bylaws. In addition, a stockholder must give timely notice to the Company’s Secretary in accordance with the Company’s bylaws, which, in general, require that the notice be received by the Company’s Secretary within the time period described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: August 21, 2015	By: /s/ Loren E. Hillberg
Name: Loren E. Hillberg
Title: General Counsel and Secretary